EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Aerial Communications, Inc. of our report dated January 28, 1998 (Except with respect to the matters discussed in Note 9, as to which the date is February 5, 1998), on the consolidated financial statements of Aerial Communications, Inc. and Subsidiaries for the year ended December 31, 1997, and to all references to our Firm included in this Form S-8 Registration Statement.


 ARTHUR ANDERSEN LLP





Chicago, Illinois
April 30, 1998